As filed with the Securities and Exchange Commission on May 31, 2016

File No. 001-37746

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Aptevo Therapeutics Inc.

(Exact name of Registrant as specified in its charter)

Delaware	81-1567056
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer Identification number)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

(206) 838-0500

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

APTEVO THERAPEUTICS INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Combined Balance Sheet,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution,” and “Description of Aptevo’s Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Aptevo’s Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution,” and “Description of Aptevo’s Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Aptevo’s Capital Stock—Limitation of Liability and Indemnification of Officers and Directors.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Balance Sheet” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b)	Exhibits

See below.

Exhibit Number	Exhibit Description
2**	Form of Separation and Distribution Agreement by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc. (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.)

3.1**	Form of Restated Certificate of Incorporation of Aptevo Therapeutics Inc.

3.2**	Form of Amended and Restated By-Laws of Aptevo Therapeutics Inc.

4***	Form of Registration Rights Agreement by and among Aptevo Therapeutics Inc. and the stockholders parties thereto

10.1***	Form of Transition Services Agreement by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc.

10.2**	Form of Tax Matters Agreement by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc.

10.3***	Form of Employee Matters Agreement by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc.

10.4***	Form of Manufacturing Services Agreement by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc.

10.5***	Form of Canadian Wholesaler Agreement by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc.

10.6**	Form of Trademark License Agreement by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc.

10.7**	Form of Product License Agreement by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc.

10.8*	Form of Promissory Note made by Emergent BioSolutions Inc. in favor of Aptevo Therapeutics Inc.

C 10.9**	Form of Indemnity Agreement for directors and senior officers

C 10.10***	Form of Aptevo Therapeutics Inc. 2016 Stock Incentive Plan

C 10.11***	Form of Aptevo Therapeutics Inc. Senior Management Severance Plan

10.12**	Fourth and Battery Office Lease, dated as of April 28, 2003, by and between Emergent Product Development Seattle, LLC (as successor-in-interest to Trubion Pharmaceuticals, Inc. and Genecraft, Inc.) and Selig Real Estate Holdings Eight L.L.C. (the “Seattle Office Lease”)

10.13**	Seattle Office Lease Amendment, dated December 8, 2004

10.14**	Seattle Office Lease Amendment, dated February 1, 2006

10.15**	Seattle Office Lease Amendment, dated February 2, 2007

10.16**	Seattle Office Lease Amendment, dated June 7, 2010

10.17**	Seattle Office Lease Amendment, dated December 21, 2010

10.18**	Seattle Office Lease Amendment, dated July 17, 2012

10.19**	Seventh Amendment to Seattle Office Lease, dated December 5, 2014

10.20†**	License and Co-Development Agreement, dated as of August 19, 2014, by and between Emergent Product Development Seattle, LLC and MorphoSys AG (the “MorphoSys Collaboration Agreement”)

10.21†**	First Amendment to MorphoSys Collaboration Agreement, dated June 19, 2015

10.22†**	Second Amendment to MorphoSys Collaboration Agreement, dated December 7, 2015

10.23†**	Amended and Restated License Agreement, dated as of November 28, 2008, by and between Cangene Corporation (as successor-in-interest to Inspiration Biopharmaceuticals, Inc.) and The University of North Carolina at Chapel Hill, as amended on June 14, 2012

10.24†*	CMC Commercial Supply (Manufacturing Services) Agreement, dated June 17, 2011, between CMC ICOS Biologics, Inc. and Aptevo BioTherapeutics LLC (as successor-in-interest to Inspiration Biopharmaceuticals, Inc.)

10.25†*	Settlement and Amendment, dated November 20, 2012, Concerning a Manufacturing Agreement dated December 2, 2005 and a Commercial Supply Agreement dated June 20, 2011 between CMC ICOS Biologics, Inc. and Aptevo BioTherapeutics LLC (as successor-in-interest to Inspiration Biopharmaceuticals, Inc.)

10.26†*	Supply Agreement, dated April 29, 2014, between Aptevo BioTherapeutics LLC and Rovi Contract Manufacturing, S.L.

10.27†*	Manufacturing Services Agreement, dated May 27, 2015, Aptevo BioTherapeutics LLC and Patheon UK Limited

21***	Subsidiaries of Aptevo Therapeutics Inc.

99*	Information Statement of Aptevo Therapeutics Inc., preliminary and subject to completion, dated May 31, 2016

*	Filed herewith.
**	Previously Filed.
***	To be filed by amendment.
C	Management contract or compensatory plan or arrangement.
†	Confidential treatment requested from the Securities and Exchange Commission as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

APTEVO THERAPEUTICS INC.

By:	/s/ Robert G. Kramer
Name:	Robert G. Kramer
Title:	President

Date: May 31, 2016